UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                           AND EXCHANGE ACT OF 1934.

                                 August 19, 2005
                Date of Report (Date of Earliest Event Reported)

                             DNAPrint genomics, Inc.
               (Exact name of Registrant as specified in charter)

                         Commission File Number: 0-31905

         Utah                                                  59-2780520
(State of Incorporation)                               (I.R.S. Employer I.D. No)

                     900 Cocoanut Avenue, Sarasota, FL 34236
                    (Address of Principal Executive Offices)

                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Financial Consulting Agreement with Market Pulse, LLC

         On August 19, 2005 the Registrant and Market Pulse, LLC ("Market Pulse") entered into a Financial Consulting Agreement ("Agreement"). Under the Agreement, Market Pulse will develop a program to increase investor awareness of the Registrant, including profiling the Registrant for three months on Market Pulse's website and in its online newsletter sent to subscribers once a week for the next three months. Additionally, Market Pulse has agreed to distribute the Registrant's press releases to its subscribers, and may, in its sole discretion, issue investment opinions based on the press releases.

         In exchange for the financial consulting services provided to Registrant, Market Pulse shall receive $75,000 and two million restricted shares of the Registrant's common stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              DNAPrint genomics, Inc.

                                              By: /s/ Richard Gabriel
                                              ------------------------------
                                                   Richard Gabriel, President